                                                                     EXHIBIT 4.2



                              RENT-A-CENTER, INC.,
                                   as Issuer,

                          RENT-A-CENTER HOLDINGS, INC.,
                                  as Guarantor,

                     the SUBSIDIARY GUARANTORS named herein,
                                 as Guarantors,

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee


                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of December 31, 2002
                                       to

                                    INDENTURE

                          Dated as of December 19, 2001

                                     between

                         RENT-A-CENTER, INC., as Issuer,

             the SUBSIDIARY GUARANTORS named therein, as Guarantors,

                                       and

                        THE BANK OF NEW YORK, as Trustee


                                  $275,000,000
                                    SERIES D
                     11% SENIOR SUBORDINATED NOTES DUE 2008

         This THIRD SUPPLEMENTAL INDENTURE, dated as of December 31, 2002, is entered into by and among Rent-A-Center, Inc., a Delaware corporation (the "COMPANY"), Rent-A-Center Holdings, Inc., a Delaware corporation ("RAC HOLDINGS"), ColorTyme, Inc., a Texas corporation ("COLORTYME"), Rent-A-Center West, Inc., a Delaware corporation, formerly known as Advantage Companies, Inc. ("RAC WEST"), Get It Now, LLC, a Delaware limited liability company ("GET IT NOW"), Rent-A-Center Texas, L.P., a Texas limited partnership ("RAC TEXAS, LP"), Rent-A-Center Texas, L.L.C., a Nevada limited liability company ("RAC TEXAS, LLC"), and The Bank of New York, a New York banking corporation, as Trustee (the "TRUSTEE").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 19, 2001, as supplemented by the First Supplemental Indenture, dated May 1, 2002, between the Company, ColorTyme, RAC West and the Trustee, and the Second Supplemental Indenture, dated September 30, 2002, between the Company, ColorTyme, RAC West, Get It Now and the Trustee (the "INDENTURE") providing for the issuance of its 11% Senior Subordinated Notes due 2008, Series D (the "NOTES"); and

         WHEREAS, the Company has formed RAC Holdings as a wholly-owned subsidiary of the Company; and

         WHEREAS, RAC Holdings has formed RAC Merger Sub, Inc., a Delaware corporation ("SUB RAC"), as a wholly-owned subsidiary of RAC Holdings; and

         WHEREAS, the Company intends to merge Sub RAC with and into the Company effective as of December 31, 2002 (the "MERGER"), whereupon the Company will continue as the surviving corporation following the Merger; and

         WHEREAS, pursuant to Section 801 of the Indenture, the Merger is permitted under the Indenture; and

         WHEREAS, upon the effective time of the Merger, the Company's name will be changed to Rent-A-Center East, Inc. ("RAC EAST") and immediately thereafter, RAC Holdings will change its name to Rent-A-Center, Inc.; and

         WHEREAS, RAC Holdings will be deemed a successor issuer to the Company under Rule 12g-3 of the Securities Exchange Act of 1934 and will therefore assume the Company's filing obligations under Section 1019 of the Indenture (the "ASSUMPTION OF FILING OBLIGATIONS"); and

         WHEREAS, pursuant to Section 901(ix) of the Indenture, the Trustee is permitted to amend the Indenture to allow for the Assumption of Filing Obligations; and

         WHEREAS, RAC Holdings will Guarantee the Notes under the Indenture (the "GUARANTEE") and has been designated as a Unrestricted Subsidiary by the Company under the Indenture; and

         WHEREAS, pursuant to Section 901(iii) of the Indenture, the Trustee is permitted to amend the Indenture to allow for the Guarantee; and





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

         WHEREAS, ColorTyme, RAC West and Get It Now are currently Subsidiary Guarantors under such Indenture; and

         WHEREAS, the Company has formed RAC Texas, LLC as a wholly-owned subsidiary of the Company; and

         WHEREAS, the Company has formed RAC Texas, LP as an indirect wholly-owned subsidiary of the Company, the sole limited partner of which is RAC Texas, LLC and the sole general partner of which is the Company; and

         WHEREAS, in connection with the formation of each of RAC Texas, LP and RAC Texas, LLC, certain assets held by the Company will be transferred to RAC Texas, LP (the "TEXAS TRANSFER"); and

         WHEREAS, in connection with the formation of each of RAC Texas, LP and RAC Texas, LLC and the resulting Texas Transfer, the Company has designated each of RAC Texas, LP and RAC Texas, LLC as a Restricted Subsidiary under the Indenture; and

         WHEREAS, certain assets held by the Company will also be transferred to RAC West (together with the Texas Transfer, the "TRANSFERS"); and

         WHEREAS, pursuant to Section 1009, 1012 and 1017 of the Indenture, the Transfers are permitted under the Indenture; and

         WHEREAS, in partial consideration for the Texas Transfer, each of RAC Texas, LP and RAC Texas, LLC has agreed to become a Subsidiary Guarantor by guaranteeing the obligations of the Company under the Indenture in accordance with the terms thereof; and

         WHEREAS, pursuant to Section 1020 of the Indenture, the addition of each of RAC Texas, LP and RAC Texas, LLC as a Subsidiary Guarantor is required under the Indenture; and

         WHEREAS, in order to properly reflect the names of the parties to the Indenture, the definition of "Company" in Section 101 of the Indenture shall refer to RAC East (the "CONFORMING DEFINITION"); and

         WHEREAS, in order to properly reflect the names of the parties to the Indenture, the reference to Advantage Companies, Inc. in the definition of "Subsidiary Guarantor" in Section 101 of the Indenture shall refer to RAC West (together with the Conforming Definition, the "CONFORMING DEFINITIONS"); and

         WHEREAS, pursuant to Section 901(ix) of the Indenture, the Trustee is permitted to amend the Indenture to allow for the Conforming Definitions; and

         WHEREAS, RAC East will establish a grantor trust (the "LITIGATION TRUST") in order to provide better management of ongoing, ordinary course litigation claims against the Company and its subsidiaries and to realize certain tax efficiencies; and

         WHEREAS, RAC East will fund the Litigation Trust with treasury stock of RAC Holdings held by the Company or previously unissued shares of Holdings to be used in payment of finalized claims; and

         WHEREAS, RAC East may contribute additional assets or cash to the Litigation Trust from time to time for payment of such claims; and

         WHEREAS, pursuant to Section 901(ix) of the Indenture, the Trustee is permitted to amend the Indenture to allow for the formation, funding and operation of the Litigation Trust; and

         WHEREAS, each of the Company, RAC Holdings, ColorTyme, RAC West, Get It Now, RAC Texas, LP and RAC Texas, LLC has been duly authorized to enter into, execute and deliver this Third Supplemental Indenture.

         NOW, THEREFORE, for and in consideration of the premises and covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, RAC Holdings, ColorTyme, RAC West, Get It Now, RAC Texas, LP, RAC Texas, LLC and the Trustee agree as follows:

SECTION 1. Capitalized terms used herein but not defined herein shall have the meaning provided in the Indenture.

SECTION 2. The Trustee hereby consents to the Assumption of Filing Obligations by Holdings, the related amendment to Section 1019 of the Indenture to provide for Holdings to satisfy the filing obligations, the Guarantee by Holdings, the Conforming Definitions and the formation, funding and operation of the Litigation Trust as described herein.

SECTION 3. The Trustee hereby consents to the Transfers and to the addition of each of RAC Texas, LP and RAC Texas, LLC as additional Subsidiary Guarantors under the Indenture. Simultaneously with the Transfers (the "EFFECTIVE TIME"), each of RAC Texas, LP and RAC Texas, LLC shall become, and each of ColorTyme, RAC West and Get It Now shall continue to be, a "Subsidiary Guarantor" under and as defined in the Indenture, and at the Effective Time, each of RAC Texas, LP and RAC Texas, LLC shall assume all the obligations of a Subsidiary Guarantor under the Notes and the Indenture as described in the Indenture. Each of RAC Holdings, RAC Texas, LP and RAC Texas, LLC hereby, jointly and severally, unconditionally guarantees the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Issuer and the Guarantors under the Indenture in accordance with the terms of the Notes and the Indenture.

SECTION 4. Except as expressly supplemented by this Third Supplemental Indenture, the Indenture and the Notes issued thereunder are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and Notes issued thereunder shall remain in full force and effect.

SECTION 5. This Third Supplemental Indenture is executed and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the





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

Indenture. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that governs the Indenture and its construction.

SECTION 6. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall together be deemed to constitute but one and the same instrument.

SECTION 7. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Supplemental Indenture may refer to the Indenture without making specific reference to this Third Supplemental Indenture, but nevertheless all such references shall include this Third Supplemental Indenture unless the context otherwise requires.

SECTION 8. This Third Supplemental Indenture shall be deemed to have become effective upon the date first above written.

SECTION 9. In the event of a conflict between the terms of this Third Supplemental Indenture and the Indenture, this Third Supplemental Indenture shall control.

SECTION 10. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, RAC Holdings, ColorTyme, RAC West, Get It Now, RAC Texas, LP and RAC Texas, LLC.





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


         IN WITNESS WHEREOF, the parties have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

THE BANK OF NEW YORK,
as Trustee


By: /s/ Van K. Brown
   -----------------------------------------
Name:    Van K. Brown
     ---------------------------------------
Title:   Vice President
      --------------------------------------

                                    RENT-A-CENTER, INC.


                                    By: /s/ Mark E. Speese
                                       ---------------------------------------
                                        Mark E. Speese
                                        Chairman of the Board and
                                        Chief Executive Officer


                                    RENT-A-CENTER HOLDINGS, INC.


                                    By: /s/ Mark E. Speese
                                       ---------------------------------------
                                        Mark E. Speese
                                        Chairman of the Board and
                                        Chief Executive Officer


                                    COLORTYME, INC.


                                    By: /s/ Mark E. Speese
                                       ---------------------------------------
                                        Mark E. Speese
                                        Vice President


                                    RENT-A-CENTER WEST, INC.


                                    By: /s/ Mark E. Speese
                                       ---------------------------------------
                                        Mark E. Speese
                                        President



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


                                    GET IT NOW, L.L.C.


                                    By: /s/ Mark E. Speese
                                       ---------------------------------------
                                        Mark E. Speese
                                        President



                                    RENT-A-CENTER TEXAS, L.P.

                                    By:      Rent-A-Center, Inc.,
                                             its general partner


                                        By: /s/ Mark E. Speese
                                           -----------------------------------
                                             Mark E. Speese
                                             Chairman of the Board and
                                             Chief Executive Officer


                                    RENT-A-CENTER TEXAS, L.L.C.


                                    By: /s/ James Ashworth
                                       ---------------------------------------
                                        James Ashworth
                                        President




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